UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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SUMMIT FINANCIAL CORPORATION
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Set forth below is a press release issued by Summit Financial Corporation on March 7, 2005.

First Citizens and Summit Financial Corporation
Announce Agreement to Merge

Columbia, S.C., and Greenville, S.C., March 7, 2005 - First Citizens Bank and Trust Company, Inc. (“FCB”), a wholly-owned subsidiary of First Citizens Bancorporation, Inc. (OTCBB: FCBN), and Summit Financial Corporation (“SFC”) (NASDAQ: SUMM), parent company of Summit National Bank (“SNB”), announced today that they have signed a definitive agreement to merge. SNB operates three full-service offices in Greenville, South Carolina and one full-service office in Spartanburg, South Carolina. As of December 31, 2004, SFC had total consolidated assets of $320.9 million.

Under the terms of the agreement, upon consummation of the proposed merger each of the shareholders of SFC will receive $22.00 in cash for each share of SFC common stock they own. The aggregate purchase price, including cash paid to SFC option holders, represents 295% of SFC’s book value as of December 31, 2004. The transaction has been unanimously approved by the Board of Directors of each company and is subject to the approval of the shareholders of SFC, receipt of required regulatory approvals, and other customary closing conditions. It is also subject to First Citizens Bancorporation, Inc.’s obtaining financing on prescribed terms. The transaction is expected to be completed during the second or third quarter of 2005. FCB engaged Wachovia Capital Markets, LLC as its financial advisor in connection with the acquisition. Summit Financial Corporation is being advised by Allen C. Ewing & Co.

Jim Apple, Chairman and Chief Executive Officer of FCB, stated that both banks share a strategy of providing community banking services to the markets they serve. “First Citizens looks forward to continuing to serve the residents and businesses in Greenville and Spartanburg where we already have a banking presence.” FCB currently operates nine offices in Greenville County and ten offices in Spartanburg County.

Randy Potter, Chairman and Chief Executive Officer of SFC, stated “Since our inception, Summit has emphasized superior customer service. We have long admired First Citizens and by affiliating with them, we will now be able to provide additional products and handle larger and more sophisticated transactions that our customers may need. Several of our management team have worked with First Citizens’ officers previously, and I believe this familiarity will facilitate a smooth transition and create improved opportunities for many of Summit’s employees. Further, we believe that this all-cash transaction represents an excellent return for Summit’s shareholders.”

First Citizens Bancorporation, Inc. is the parent company of FCB and The Exchange Bank of South Carolina, Inc.. FCB offers services in commercial and retail banking through its 150 offices in South Carolina and its seven offices in Georgia. The Exchange Bank operates four offices in South Carolina. As of December 31, 2004, First Citizens Bancorporation had total consolidated assets of $4.53 billion.

Proxy Statement

SFC intends to file a proxy statement with the Securities and Exchange Commission (SEC) in connection with the proposed merger of SFC and SNB with and into FCB. INVESTORS AND SECURITY HOLDERS OF SFC ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT SFC, FCB AND THE MERGER. The proxy statement and other relevant materials (when they become available), and any other documents filed by SFC or FCB with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SFC by directing a written request to: Summit Financial Corporation, Post Office Box 1087, Greenville, South Carolina, 29609, Attention: Ms. Blaise B. Bettendorf, CFO. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

SFC and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of SFC in connection with the merger. Investors and security holders may obtain additional information regarding SFC’s executive officers and directors and their interests in SFC from the proxy statement for SFC’s 2004 annual meeting of shareholders and from the reports filed with the SEC by SFC’s executive officers and directors under Section 16 of the Securities Exchange Act of 1934, and additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant materials filed with the SEC when they become available.

Forward Looking Statements

This joint press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed merger. Those statements include, but are not limited to: (1) statements about the benefits of the proposed merger (including future financial and operating results, cost savings, and enhanced revenues), (2) statements regarding FCB’s and SFC’s plans, objectives, expectations and intentions (including expectations as to when the merger will be completed) and other statements that are not historical facts; and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “looks forward,” “estimates,” “intends,” “plans,” “targets,” “projects,” “would be,” and similar expressions. These statements are based upon the current beliefs and expectations of FCB’s and SFC’s management and they are subject to significant risks and uncertainties. Actual or future results or events may differ from those set forth in the forward-looking statements.

The following risks and other factors, among others, could cause actual results or events to differ materially from the anticipated results, events or other expectations expressed in the forward-looking statements: (1) that the businesses of FCB and SFC will not be integrated successfully or that the process of integrating their businesses may be more difficult, time-consuming or costly than expected; (2) that expected revenue synergies and cost savings from the merger may not be fully realized or may not be realized within expected time frames; (3) that deposit attrition, operating costs, customer loss and business disruption following the merger, including without limitation difficulties in maintaining relationships with employees, may be greater than expected; (4) that required governmental approvals of the merger will not be obtained on its proposed terms and schedule; (5) that SFC’s stockholders will not approve the merger; (6) that competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; (7) that the strength of the United States economy in general, and of the local economies in which the combined company will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined company’s loan portfolio and allowance for loan losses; (8) that there will be changes in the U.S. legal and regulatory framework; and (9) that there will be adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined company’s business and operating results.

Additional factors that could cause FCB’s and SFC’s results to differ materially from those described in the forward-looking statements can be found in reports (such as Annual Reports on Forms 10-K, Quarterly Reports on Forms 10-Q, or Current Reports on Forms 8-K) filed by First Citizens Bancorporation, Inc. and SFC with the Securities and Exchange Commission and which are available, without charge, at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed merger or other matters attributable to FCB and SFC or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. FCB and SFC do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contacts:
First Citizens Bank and Trust Company, Inc. - 803-771-8700
Jim B. Apple, Chairman and CEO
Craig Nix, Chief Financial Officer

Summit Financial Corporation - 864-240-5886
J. Randolph Potter, President and CEO
Blaise B. Bettendorf, Chief Financial Officer